UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2008

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2008, Alphatec Spine, Inc., a California corporation and a wholly owned subsidiary of the issuer (“Alphatec”), entered into a Settlement and Release Agreement (the “Settlement Agreement”) with DePuy Spine, Inc. and Biedermann Motech GmbH (“DePuy and Biedermann”) providing for a settlement of all claims between Alphatec and DePuy and Biedermann related to Alphatec’s alleged infringement of U.S. Patent Number 5,207,678 (the “678 Patent”).

The Settlement Agreement grants Alphatec a license under the 678 Patent to manufacture, market and sell Alphatec’s Zodiac and Solanas products (the “License Agreement”). The Settlement Agreement provides for Alphatec to make an $11 million payment to DePuy and Biedermann and the License Agreement provides that Alphatec shall pay royalties to DePuy and Biedermann based upon the net sales of licensed products.

The Settlement Agreement also provides for the parties to dismiss their pending patent litigation and a mutual general release of claims between the parties related thereto.

This summary of the Settlement Agreement and the License Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement and the License Agreement, which shall be attached as an exhibit to the issuer’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and is incorporated herein by reference.

On May 7, 2008 the issuer issued a press release announcing the execution of the Settlement Agreement and the License Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
(Registrant)

Date: May 8, 2008	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 7, 2008